SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 10, 2011

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33443 000-29311	20-5653152 94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On July 10, 2011, Dynegy Inc. (“Dynegy” or the “Company”) issued a press release providing an update on its debt restructuring activities, including its initiation of discussions with potential lenders regarding new senior secured credit facilities to replace its existing credit facilities. A copy of the press release is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K.

As noted in the press release, the Company today launched the process of seeking lenders for the new senior secured credit facilities, which it anticipates completing at the end of July 2011. In conjunction with entering into the new credit facilities, the Company would reorganize its operations (the “Reorganization”) to facilitate the new credit facilities, align the Company’s asset base and maximize its flexibility to address additional potential debt restructuring activities. As a result of the anticipated Reorganization, one subsidiary (“GasCo”) would own a portfolio of eight1 primarily natural gas-fired intermediate (combined cycle) and peaking (combustion and steam turbines) power generation facilities diversified across the West, Midwest and Northeast regions of the United States, totaling 6,771 MW of generating capacity. Another subsidiary (“CoalCo”) would own a portfolio of six2 primarily coal-fired baseload power generation facilities located in the Midwest, totaling 3,132 MW of generating capacity. GasCo and CoalCo will be made bankruptcy remote. Dynegy’s remaining assets (including its leasehold interests in the Danskammer and Roseton facilities) would not be a part of either GasCo or CoalCo.

The new credit facilities would consist of a $1,300 million, 6 year senior secured term loan facility available to GasCo (the “GasCo Term Loan Facility”) and a $400 million, 6 year senior secured term loan facility available to CoalCo (the “CoalCo Term Loan Facility” and, together with the GasCo Term Loan Facility, the “New Credit Facilities”). Proceeds from the GasCo Term Loan Facility are expected to be used to (i) repay the outstanding indebtedness under the existing senior secured credit facility at Dynegy Holdings Inc., (ii) at the option of GasCo, repay up to approximately $192 million of existing debt relating to Sithe Energies, Inc. (the intermediate project holding company that indirectly holds the Independence facility in New York), (iii) make a $400 million restricted payment to a parent holding company of GasCo, (iv) fund cash collateralized letters of credit and cash collateral for existing collateral requirements, (v) pay related transaction fees and expenses and (vi) fund additional cash to the balance sheet for general working capital and liquidity purposes.

Proceeds from the CoalCo Term Loan Facility are expected to be used to (i) fund cash collateralized letters of credit and cash collateral for existing collateral requirements, (ii) pay related transaction fees and expenses and (iii) fund additional cash to the balance sheet to provide the CoalCo portfolio with liquidity for general working capital and general corporate purposes.

The Company has engaged Credit Suisse Securities (USA) LLC and Goldman Sachs Lending Partners LLC as Joint Bookrunners and Joint Lead Arrangers and Barclays Capital, the investment

[1]	An additional GasCo facility, South Bay, is currently being decommissioned.
[2]	An additional CoalCo facility, Vermilion, is currently in mothball status.

banking division of Barclays Bank PLC, as co-manager for the New Credit Facilities, but the financing is not committed and there can be no assurance that the Company will consummate any or all of the Reorganization and financing plans.

The consummation of the Reorganization and the New Credit Facilities is subject to various conditions, including the negotiation of final transaction documents satisfactory to the Company and the lenders. As such, the exact terms and conditions of the New Credit Facilities are uncertain. The Reorganization is anticipated to be completed substantially simultaneously with the consummation of the New Credit Facilities, subject to customary conditions. The New Credit Facilities are conditioned upon the completion of the Reorganization.

The Company is disclosing under Item 7.01 of this Current Report on Form 8-K the information attached to this report as Exhibit 99.2, which information is incorporated by reference herein. This information, which has not been previously reported, is being disseminated to potential lenders in connection with the financings described above.

The Company is providing the information in this Current Report on Form 8-K to comply with Regulation FD. The information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained herein and in the documents furnished as Exhibits 99.1 and 99.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. In addition, the exhibits contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release or in this Current Report on Form 8-K, as applicable.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” including statements as to Dynegy’s reorganization and financing plans. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Management cautions that any or all of Dynegy’s forward-looking statements may turn out to be wrong. Please read Dynegy’s annual, quarterly and current reports filed under the Securities Exchange Act of 1934, as amended, including its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, for additional information about the risks, uncertainties and other factors affecting these forward-looking statements and Dynegy generally. Dynegy’s actual future results may vary materially from those expressed or implied in any forward-looking statements. All of Dynegy’s forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, Dynegy disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Non-GAAP Financial Information

In the information attached as Exhibit 99.2 to this Current Report on Form 8-K, the Company discusses certain non-GAAP financial measures, including definitions of such non-GAAP financial measures, identification of the most directly comparable GAAP financial measures and the reasons why the Company believes these measures provide useful information regarding the pro forma financial condition and results of operations, as applicable, and, to the extent material, the additional purposes, if any, for which these measures are used. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, to the extent available without unreasonable effort, are contained in Exhibit 99.2.

EBITDA and Adjusted EBITDA Measures. The Company believes that EBITDA and Adjusted EBITDA provide a meaningful representation of its operating performance. The Company considers EBITDA as a way to measure financial performance on an ongoing basis. Adjusted EBITDA is meant to reflect the true operating performance of the Company’s power generation fleet; consequently, it excludes the impact of mark-to-market accounting and other items that could be considered “non-operating” or “non-core” in nature, and includes the contributions of those plants classified as discontinued operations. Because EBITDA and Adjusted EBITDA are two of the financial measures that management uses to allocate resources, determine Dynegy’s ability to fund capital expenditures, assess performance against its peers and evaluate overall financial performance, the Company believes they provide useful information for its investors. In addition, many analysts, fund managers and other stakeholders that communicate with the Company typically request its financial results in an EBITDA and Adjusted EBITDA format.

“EBITDA” – The Company defines “EBITDA” as earnings (loss) before interest, taxes, depreciation and amortization.

“Adjusted EBITDA” – The Company defines “Adjusted EBITDA” as EBITDA adjusted to exclude (1) gains or losses on the sale of assets, (2) the impacts of mark-to-market changes and (3) impairment charges.

Because management does not allocate interest expense and income taxes on a GasCo or CoalCo level, the most directly comparable GAAP financial measure to EBITDA when performance is discussed on a segment level or plant level is operating income (loss).

Gross Margin Measure. “Gross Margin” – The Company defines “Gross Margin” as revenues less cost of sales. Gross Margin is meant to reflect the true commercial performance of our power generation fleet. Because Gross Margin is another one of the financial measures that management uses to allocate resources, determine Dynegy’s ability to fund capital expenditures, assess performance against its peers and evaluate overall financial performance, the Company believes it provides useful information for its investors. The most directly comparable GAAP financial measure to Gross Margin is operating income (loss).

The Company believes that the non-GAAP measures disclosed in its filings are only useful as an additional tool to help management and investors make informed decisions about Dynegy’s financial and operating performance. By definition, non-GAAP measures do not give a full understanding of Dynegy; therefore, to be truly valuable, they must be used in conjunction with the GAAP measures. Non-GAAP financial measures are not standardized; therefore, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

The Company uses these non-GAAP financial measures in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s business that, when viewed with its GAAP results and the accompanying reconciliations to corresponding GAAP financial measures included in Exhibit 99.2 attached hereto, may provide a more complete understanding of factors and trends affecting its business. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures and are by definition an incomplete understanding of Dynegy, and must be considered in conjunction with GAAP measures.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Document

99.1	Press release dated July 10, 2011, providing an update on debt restructuring activities.

99.2	Regulation FD disclosure disseminated to potential lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC. (Registrant)

Dated: July 11, 2011	By:	/S/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Executive Vice President & General Counsel

DYNEGY HOLDINGS INC. (Registrant)

Dated: July 11, 2011	By:	/S/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press release dated July 10, 2011, providing an update on debt restructuring activities.

99.2	Regulation FD disclosure disseminated to potential lenders.